Exhibit 10.7
CirTran Corporation
Form 10-KSB

$73,000.00                                       November 3, 2000

                         PROMISSORY NOTE
                           (Unsecured)

     FOR VALUE RECEIVED, Cirtran Corporation, a Nevada corporation, formerly known as Circuit Technology, Inc. (hereinafter "Borrower"), promises to Future Electronics Corporation, a Massachusetts corporation (hereinafter "Lender"), as follows:

     1. Principal and Interest. Borrower promises to pay to Lender or its order at 41 Main Street, Bolton, Massachusetts
01740, in lawful money of the United States of America, the principal sum of Seventy Three Thousand Dollars ($73,000.00) together with interest on the unpaid principal balance thereon from October 1, 2000, until paid in full at a rate of six percent (6%) per annum (compounded monthly).

     2. Nature of Indebtedness. This Promissory Note (the "Note") is for payment of certain sums due Lender from Borrower under the terms of the Settlement Agreement and Release of All Claims of even date (the "Settlement Agreement"). No part of the proceeds of this Note shall be or have been used for personal, family, household, consumer or other purposes.

     3. Repayment. Borrower shall pay principal and interest as follows:

          a.     Borrower   shall  pay  eighteen  (18)    monthly
installment payments of $1,460.00 on the first (1st) day of each month, commencing on May 1, 2001, and continuing until October 1, 2002.

          b. Borrower shall pay six (6) monthly installment payments of $2,920.00 on the first (1st) day of each month, commencing on November 1, 2002, and continuing until April 1, 2003, at which time the entire unpaid balance shall be due and payable in full.

          c. All payments received shall be applied first to any late charges, attorneys fees and other such costs, second to accrued interest, and the balance, if any, to the reduction of principal.

          d. Borrower may prepay the obligation evidenced by this Note at any time without charge or penalty.

     4. Events of Default. An Event of Default shall occur if any of the following events shall occur:

          a. Failure to pay any principal or interest hereunder within five (5) business days after such payment becomes due.

          b. Any of the documents executed and delivered in connection herewith shall for any reason cease to be in full force and effect.

          c. Filing by Borrower of a voluntary petition in bankruptcy or a voluntary petition seeking reorganization, adjustment, readjustment of debts or any other relief under the Bankruptcy Code as amended or any insolvency act or law, state or federal, now or hereafter existing.

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          d.   Filing of an involuntary petition against Borrower
in    bankruptcy   or   seeking   reorganization,    arrangement,
readjustment of debts or any other relief under the Bankruptcy Code as amended or under any other insolvency act or law, state or federal, now or hereafter existing, and the continuance thereof for 60 days undismissed, unbonded, or undischarged.

          e. All or any substantial part of the property of Borrower shall be condemned, seized or otherwise appropriated or custody or control of such property shall be assumed by any governmental agency or any court of competent jurisdiction and shall be retained for a period of 30 days.

          f. There is a default in any term, condition, or covenant hereof, or contained in any document given in connection herewith.

     5. Remedies. Upon default by Borrower as defined above and if Borrower fails to cure such default within five (5) business days after written notice thereof from Lender, Lender may declare the entire unpaid balance, together with accrued interest, to be immediately due and payable without presentment, demand, protest or other notice of any kind and may file and enter a Confession of Judgment and Judgment against Cirtran and Iehab Hawatmeh as set forth in Utah Code Ann. 78-22-3 and Rule 58A of the Utah Rules of Civil Procedure as outlined in Section 5 of the Settlement Agreement and substantially in the form attached to the Settlement Agreement as Exhibit "E"; provided, however, that should Borrower default under any of the terms of the Settlement Agreement and Lender thereafter obtain judgment against Borrower pursuant to the Confession of Judgment granted Lender pursuant to Section 5 of the Settlement Agreement, this Note shall immediately be null and void and Borrower shall have no further obligation to Lender hereunder. To the extent permitted by law, Borrower waives any rights to presentment, demand, protest, or notice of any kind in connection with this Note. No failure or delay on the part of Lender in exercising any right, power, or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power, or privilege provided at law, in equity, or by contract. The rights and remedies provided herein are cumulative and not exclusive of any other rights or remedies. Borrower agrees to pay all costs of collection incurred by reason of the default, including court costs, and reasonable attorney's fees, including such expenses incurred before legal action or bankruptcy proceedings, during the pendency thereof, and continuing to all such expenses in connection with appeals to high courts arising out of matters associated herewith.

     6. Waivers. Borrower and any other person who have obligations under this Note waive the rights of presentment, notice of dishonor, notice of protest and notices of every other kind and nature. Borrower also waives any defense based upon an election of remedies.

     7. General Provisions. This Note shall be binding upon Borrower, its successors and assigns. Nothing set forth herein or in any instrument, agreement or writing made or given in connection herewith shall create an agency or partnership relationship between Borrower and Lender. Time is of the essence hereof.

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     8.    Governing Law; Jurisdiction; Venue.  This Note and all
acts and transactions hereunder and all rights and obligations of Lender and Borrower shall be governed by, and construed in accordance with, the laws of the State of Utah, without regard to its conflict of laws principles. Any undefined term used in this Note that is defined in the Utah Uniform Commercial Code shall have the meaning assigned to that term in the Utah Uniform
Commercial  Code.   As  a material part of the  consideration  to
Lender to enter into this Note, Borrower (i) agrees that all actions and proceedings relating directly or indirectly hereto shall at Lender's option, be litigated in courts located within Utah, and that the exclusive venue therefor shall be, at Lender's option, Salt Lake County; (ii) consents to the jurisdiction and venue of any such court and consents to service of process in any such action or proceeding by persona delivery of any other method permitted by law; and (iii) waives any and all rights Borrower may have to object to the jurisdiction of any such court, or to transfer or change the venue of any such action or proceeding.

     9. Entire Agreement in Writing. This written agreement, and any other documents executed in connection herewith, are the final expression of the agreement and understanding of Borrower and Lender with respect to the general subject matter hereof and supersede any previous understanding, negotiations or discussions, whether written or oral. This written agreement, and any other documents executed in connection herewith, may not be contradicted by evidence of any alleged oral agreement.

     DATED as of the date first above written.

                              CIRTRAN CORPORATION,
                              a Nevada corporation



                              By:  /s/ Iehab Hawatmeh
                              Its: President





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